UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2006
TEKTRONIX, INC.
(Exact name of registrant as specified in its charter)

OREGON	001-04837	93-0343990
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14200 SW Karl Braun Drive
Beaverton, Oregon	97077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 627-7111
No Change
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 15, 2006, the Board of Directors of Tektronix, Inc., an Oregon corporation (the Company”), approved amendments to the Company’s 2001 Non-Employee Directors Compensation Plan.
     Non-employee directors will receive:
          1. Effective with the next annual award, an annual stock option grant of 7,000 shares, payable in September of each year. Before this amendment, this amount was 10,000 shares.
          2. Effective with the next annual award, an annual stock bonus award of 1,000 shares, payable in September of each year.
          3. Effective with the next annual retainer payment in January 2007, non-employee directors may elect to receive either cash or Common Stock of the Company (including any combination thereof) up to the total amount of $40,000, payable in advance in January of each year. Before this amendment, they received this retainer as Common Stock only.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	Tektronix, Inc. 2001 Non-Employee Directors Compensation Plan, 2005 Restatement, as amended March 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2006
TEKTRONIX, INC.
	By:	/s/ JAMES F. DALTON
James F. Dalton
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Tektronix, Inc. 2001 Non-Employee Directors Compensation Plan, 2005 Restatement, as amended March 15, 2006.